                   NRG GENERATING (U.S.) INC.
                       1221 Nicollet Mall
                            Suite 610
                Minneapolis, Minnesota 55403-2444

            NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                   To Be Held On May 22, 1997


     Notice   is   hereby  given  that  the  Annual  Meeting   of
Stockholders of NRG Generating (U.S.) Inc., a Delaware corporation (the "Company"), will be held on Thursday, May 22, 1997, at 1:30 p.m., Central Daylight Time, at the Windows on Minnesota, 50th Floor, IDS Center, 710 Marquette Avenue, Minneapolis, Minnesota 55402 for the following purposes:

     1. To elect eight directors for terms expiring at the 1998 annual meeting of stockholders;

     2. To ratify the appointment of Price Waterhouse LLP as the Company's independent public accountants;

     3. To approve the Company's 1997 Stock Option Plan authorizing the Company to grant options to purchase up to 250,000 shares of the Company's Common Stock to members of the Board of Directors, officers and key employees of the Company or its subsidiaries; and

     4. To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on April 22, 1997 as the record date for determining the stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. A list of such stockholders will be maintained at the Company's headquarters during the ten-day period prior to the date of the Annual Meeting and will be available for inspection by stockholders, for any purpose germane to the meeting, during ordinary business hours.

     We hope you will be represented at the meeting by signing and returning the enclosed proxy card in the accompanying envelope as promptly as possible, whether or not you expect to be present in person. Your vote is important, and the Board of Directors appreciates the cooperation of stockholders in directing proxies to vote at the meeting.

                         By Order of the Board of Directors,

                         /s/  Karen A. Brennan
                         Karen A. Brennan
                         Secretary

Minneapolis, Minnesota
April 24, 1997

                   NRG GENERATING (U.S.) INC.
                       1221 Nicollet Mall
                            Suite 610
                Minneapolis, Minnesota 55403-2444
                          612-373-8834
                          ____________

                         PROXY STATEMENT
                         April 24, 1997
                       GENERAL INFORMATION

     The Board of Directors (the "Board of Directors") of NRG Generating (U.S.) Inc., a Delaware corporation (the "Company"), is furnishing this Proxy Statement to the holders of common stock (the "Common Stock") of the Company in connection with the solicitation of proxies for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at 1:30 p.m., Central Daylight Time, on Thursday, May 22, 1997 and at any and all adjournments thereof.

     A proxy delivered pursuant to this solicitation is revocable at the option of the person giving the same at any time before it is exercised. A proxy may be revoked, prior to its exercise, (1) by executing and delivering a later dated proxy card, (2) by delivering written notice of the revocation of the proxy to the Secretary of the Company prior to the Annual Meeting, or (3) by attending and voting at the Annual Meeting. Attendance at the Annual Meeting, in and of itself, will not constitute a revocation of a proxy. Unless previously revoked, the shares represented by the enclosed proxy will be voted in accordance with the stockholder's directions if the proxy is duly executed and returned prior to the Annual Meeting. If no directions are specified, the shares will be voted FOR the election of the director nominees recommended by the Board of Directors, FOR the ratification of the appointment of Price Waterhouse LLP as the Company's independent public accountants, FOR approval of the Company's 1997 Stock Option Plan (the "1997 Stock Option Plan"), and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.

     The Company will bear the expense of preparing, printing and mailing this Proxy Statement and soliciting the proxies sought hereby. In addition to the use of the mails, proxies may be solicited by officers, directors and employees of the Company, who will not receive additional compensation therefor, in person, or by telephone, telegraph or facsimile transmission. The Company also will request brokerage firms, banks, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares of Common Stock as of the record date and will provide reimbursement for the cost of forwarding the proxy materials in accordance with customary practice. Your cooperation in promptly signing and returning the enclosed proxy card will help to avoid additional expense.

     At April 1, 1997 the Company had 6,440,514 shares of Common Stock issued and outstanding. Each share of Common Stock entitles the holder to one vote. Only stockholders of record at the close of business on April 22, 1997 will be entitled to notice of, and to vote at, the Annual Meeting.

     This Proxy Statement and the enclosed proxy card are first being mailed to stockholders on or about April 24, 1997.

          OUTSTANDING VOTING SECURITIES OF THE COMPANY
                  AND PRINCIPAL HOLDERS THEREOF

     The following table sets forth certain information regarding shares of Common Stock or shares of common stock of Northern States Power Company (hereinafter referred to as "NSP"; the stock of NSP referred to as "NSP Stock")(1) beneficially owned as of April 1, 1997 (except as otherwise noted below) by persons believed by the Company to own beneficially more than five percent of the outstanding shares of Common Stock and by the directors and named executive officers set forth in the Summary Compensation Table herein and the directors and executive officers of the Company as a group, and the percentage of the outstanding shares of Common Stock represented thereby. Other than as set forth below, no director or executive officer of the Company is known to be the beneficial owner of any shares of Common Stock. Except as noted below, the Company believes that each of the persons listed has sole investment and voting power with respect to the shares included in the table.



(1) NSP is the parent of NRG Energy, Inc. ("NRG Energy"), which holds 41.86% of the Common Stock of the Company.


Name  of Beneficial Owner       Title of Class   Amount and Nature of     Percent of
                                                 Beneficial Ownership (1)    Class

Five Percent Stockholders:
NRG   Energy, Inc. (2)           Common Stock        2,710,357(9)           41.86%
1221 Nicollet Mall
Suite 700
Minneapolis,
Minnesota  55403-2445

Wexford Management LLC           Common Stock          443,976(3)             6.9%
411 West Putnam Avenue
Greenwich,  CT  06830

Directors and
Named Executive Officers:

David H. Peterson                Common Stock            1,000                *
                                 NSP Stock               3,460                *

Leonard A. Bluhm                 Common Stock            1,000                *
                                 NSP Stock               6,102(4)             *

Lawrence I. Littman              Common Stock               -0-               *

Craig Mataczynski                Common Stock              500                *
                                 NSP Stock               3,317(5)             *

Robert T. Sherman, Jr.           Common Stock               -0-               *

Spyros  S. Skouras, Jr.          Common Stock               -0-               *

Charles J. Thayer                Common Stock           10,000(6)             *

Ronald J. Will                   Common Stock            2,500                *
                                 NSP Stock               7,219(7)             *

Directors and Executive          Common Stock           15,500                *
Officers as a Group (9 persons)  NSP Stock              20,098(8)             *

*    represents less than one percent.

(1) The information contained in this table with respect to Common Stock ownership reflects "beneficial ownership" as determined in accordance with Rule 13-d under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

(2) On April 30, 1996, NRG Energy, Inc. acquired 41.86% of the outstanding shares of Common Stock of the Company and 100% of the common stock of certain acquired subsidiaries for $107,418,000, as adjusted by provisions set forth in the Stock Purchase Agreement.

(3) Consists of 348,672 shares of common stock owned directly by Wexford Capital Partners II, LP and 95,304 shares of Common Stock owned directly by Wexford Overseas Partners Fund I, LP. Through an investment management agreement, Wexford Management LLC, which manages the funds, has sole voting and investment power of the funds. Mr. Skouras serves as Senior Vice President of Wexford Management LLC. The information above was provided by Wexford Management LLC.

(4) The NSP Stock includes 2,750 shares of NSP Stock subject to options which may be exercised within 60 days.

(5) The NSP Stock includes 2,887 shares of NSP Stock subject to options which may be exercised within 60 days.

(6)  The  shares are owned by Chartwell Capital Ltd. of which Mr.
     Thayer is the 100% owner.

(7) The NSP Stock includes 2,636 shares of NSP Stock subject to options which may be exercised within 60 days and 1,853 shares of NSP Stock which are owned by Mr. Will's spouse but for which he shares investment power and 98 shares which he owns jointly with his spouse and for which he shares investment power.

(8) The NSP Stock includes 6,603 shares of NSP Stock subject to options which may be exercised within 60 days.

(9) NRG Energy Inc. has the right to convert $3,000,000 under a loan agreement with the Company for common stock of the Company which would equal, on a fully diluted basis, 5.6% of the Company's Common Stock as of April 30, 1996. See "Compensation Committee Interlocks and Insider Participation."


                         PROPOSAL NO. 1:

                      ELECTION OF DIRECTORS

      Action will be taken at the Annual Meeting for the election of eight directors, each of whom will serve until the 1998 annual meeting of stockholders and until his or her successor is elected and qualified.

      The Company's Bylaws provide that no fewer than two of the nominees of the Board of Directors must consist of independent directors and must be nominated by the Independent Directors Committee. The Independent Directors Committee has nominated Mr. Thayer and Mr. Littman as the two independent directors who have met the Bylaw qualifications of an independent director and has proposed that they and Mr. Skouras constitute the Independent Directors Committee. Proxies cannot be voted for a greater number of persons than the number of nominees named therein.

       The Composite Fourth Amended and Restated Plan of Reorganization ("Reorganization Plan") for O'Brien Environmental Energy, Inc. ("O'Brien Energy")(2) initially fixed the number of directors for the reconstituted Board at seven directors, of whom
(i) four were to be designated by NRG Energy, (ii) one was to be designated by Wexford Management LLC ("Wexford"), (iii) one was to be designated by the official committee of equity security holders of O'Brien Energy ("Equity Committee") and (iv) one was to be jointly designated by Wexford and each of the holders of Class A Common Stock and Class B Common Stock of O'Brien Energy who are members of the Equity Committee. Effective May 1, 1997, subject to the employment of Robert T. Sherman, Jr. as President and Chief Executive Officer, the Company's Bylaws were amended to increase the number of members of the Board of Directors to eight.

      The Board of Directors has no reason to believe that any of the nominees for director will not be available to stand for election as director. However if some unexpected occurrence should require the substitution by the Board of Directors of some other person or persons for any one or more of the nominees, the proxies may be voted in accordance with the discretion of the named proxies FOR such substitute nominees.


(2)  In  September of 1994, O'Brien Energy filed  for  protection under  Chapter 11 of the U. S. Bankruptcy Code.  Pursuant to  the
Reorganization  Plan,  O'Brien  Environmental  Energy  Inc.   was
renamed "NRG Generating (U.S.) Inc."

     The following table sets forth the principal occupations for at least the last five years and the current directorships of the eight nominees for director to be elected pursuant to Proposal
No. 1.

Leonard A. Bluhm, Age 51.

     Mr. Bluhm is Chief Executive Officer of the Company and is Executive Vice President and Chief Financial Officer of NRG Energy, Inc. From May 1, 1996 to December 31, 1996, Mr. Bluhm served as President and Chief Executive Officer of the Company under a Leased Employee Agreement with NRG Energy, Inc. From January 1, 1997 through April 30, 1997, Mr. Bluhm has served and will continue to serve as Chief Executive Officer of the Company. Mr. Bluhm is also President of all of the Company's subsidiaries. Prior to April 1996, Mr. Bluhm served as Vice President and Chief Financial Officer of NRG Energy from 1993 to 1996, Chief Financial Officer of Cypress Energy Partners from April 1992 to January 1993 and as Director of international operations and mergers, acquisition and special projects from 1991 to 1992. Mr. Bluhm was appointed a Director of the Company on September 20, 1996 and was elected Chairman of the Board effective December 31, 1996.

Lawrence I. Littman, Age 66.

     Mr. Littman was General Manager of Liberty Cab & Limousine Company from January 1, 1992 to May 1, 1996 and served as Chief Executive Officer of that company from January 1, 1967 until January 1, 1992. From June 1984 to June 1993, he served as Chief Executive Officer for Lil Stable, Inc. Mr. Littman was appointed an independent Director of the Company on April 30, 1996, pursuant to the Reorganization Plan.

Craig A. Mataczynski, Age 36.

     Mr. Mataczynski is Vice President of U.S. Business Development for NRG Energy. From May 1993 to December 1994, Mr. Mataczynski was President of NEO Corporation ("NEO"), a wholly owned subsidiary of NRG Energy. Prior to joining NEO, Mr. Mataczynski served in various managerial capacities at NSP in the Power Generation Business Unit and Corporate Strategy. Mr. Mataczynski was appointed a Director of the Company pursuant to the Reorganization Plan and Assistant Secretary of the Company on April 30, 1996.

David H. Peterson, Age 55.

     Mr. Peterson has served as Chairman of the Board of NRG Energy since 1995. He has also served as President of NRG Energy since July 1989 and Chief Executive Officer of NRG Energy since 1994. Mr. Peterson was appointed Director of the Company on April 30, 1996 pursuant to the Reorganization Plan. The Board of Directors elected Mr. Peterson Chairman of the Board on April 30, 1996 and he served in that position until December 31, 1996 when Mr. Bluhm became Chairman.

Robert T. Sherman, Jr., Age 44

     Mr. Sherman was elected President and Chief Executive Officer of the Company by the Board of Directors on March 27, 1997 effective May 1, 1997, subject to the fulfillment of normal pre-employment conditions. Also effective May 1, 1997, and subject to his employment, Mr. Sherman was elected to the newly created position on the Board of Directors. See "Proposal No. 1 - Election of Directors" above. From 1991 to May 1997, Mr. Sherman was Vice President at

Cogen Technologies, and from 1985 to 1991 he served in various capacities as a senior officer of CRSS, Inc.

Spyros S. Skouras, Jr., Age 44.

     Mr. Skouras is Senior Vice President of Wexford Management LLC. Prior to joining Wexford in April of 1995, Mr. Skouras served as President of Skouras Capital from 1991 to 1994 and as Chief Operating Officer of Prudential-Grace Lines, Inc. from 1976 to 1989. Mr. Skouras served as a Director of O'Brien Energy from 1995 until 1996 and was appointed a Director of the Company on April 30, 1996 pursuant to the Reorganization Plan.

Charles Thayer, Age 53.

     Mr. Thayer has served as Managing Director of Chartwell Capital Ltd., a private investment firm, since 1989. From June 1993 until August 1993, he was Chairman and Interim Chief Executive Officer of Sunbeam Corporation and was Vice Chairman of that company from April 1996 until August 1996. Mr. Thayer is a Director of Sunbeam Corporation and Digital Wireless Corporation. Mr. Thayer was appointed an independent Director of the Company on April 30, 1996 pursuant to the Reorganization Plan.

Ronald J. Will, Age 56

     Mr. Will has served as Vice President, operations and engineering, of NRG Energy since 1991. From September of 1989 until February of 1991, he served as President and Chief Executive Officer of NRG Thermal. Mr. Will was appointed a Director of the Company on April 30, 1996 pursuant to the Reorganization Plan.


THE  BOARD  OF  DIRECTORS RECOMMENDS A VOTE  "FOR"  THE  NOMINEES
LISTED IN PROPOSAL NO. 1.

                EXECUTIVE OFFICERS OF THE COMPANY

     The executive officers of the Company are elected annually and serve at the pleasure of the Board of Directors. The following sets forth certain information with respect to the executive officers of the Company.

Leonard A. Bluhm, Age 51.

Chief Executive Officer.

     See "Proposal No. 1: Election of Directors" for biographical information concerning Mr. Bluhm.

     Robert T. Sherman, Jr. was elected President and Chief Executive Officer of the Company by the Board of Directors on March 27, 1997, effective May 1, 1997, subject to the fulfillment of normal pre-employment conditions. See "Proposal No. 1:
Election  of  Directors" for biographical information  concerning
Mr. Sherman.

Timothy P. Hunstad, Age 39.

Vice President and Chief Financial  Officer.

     Mr. Hunstad has served as Vice President and Chief Financial Officer of the Company since September 1, 1996. Prior to joining the Company, he was President of NEO Corporation from January 1, 1995 until September 1, 1996 and Managing Director, Finance, of NRG Energy from July 1, 1994 until December 31, 1994. Mr. Hunstad served as Treasurer of NRG Australia, Ltd. from March 1993 until June 30, 1994 and Director, Project Finance, of NRG Energy from September 1, 1992 until March 1993. Previously, he was employed with E.F. Johnson Company as Director of Corporate Development from January 1991 until July 1992.


        COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The following discussion of meetings of the Board of Directors and the committees thereof includes meetings occurring during the Company's six-month fiscal year beginning on July 1, 1996 and ending December 31, 1996.

     From July 1, 1996 through December 31, 1996, the Board of Directors of the Company met four times. No member of the Board of Directors attended fewer than 75% of the total number of meetings held by the Board of Directors and the committees on which such director served during that period.

     The standing committees of the Board of Directors of the Company, which were formed April 30, 1996 pursuant to the Reorganization Plan, are the Audit, Compensation and Independent Directors Committees. Their principal functions and the names of the directors currently serving as members of those committees are set forth below.

Audit Committee

     The members of the Audit Committee are Messrs. Charles J. Thayer, Spyros S. Skouras, Jr. and Ronald J. Will. The Audit Committee has such powers, authority and responsibilities as are normally incident to the functions of an Audit Committee. Typical Audit Committee functions are to initiate or review the results of all audits or investigations into the business affairs of the Company and its subsidiaries, conduct pre- and post- audit reviews with the Company's management, financial employees and independent auditors, and review the Company's quarterly and annual financial statements and reports. The Audit Committee met one time during the period from July 1, 1996 to December 31, 1996.

Compensation Committee

     The current members of the Compensation Committee are Messrs. Charles J. Thayer, Lawrence I. Littman and Leonard A.
Bluhm. On December 12, 1996 Mr. Bluhm replaced Mr. David H. Peterson as a member of the Compensation Committee. The
Compensation Committee administers the Company's 1996 Stock Option Plan and has the powers and authority granted to it by any incentive compensation plan for employees of the Company or any of its subsidiaries and such other powers, authority and responsibilities as may be determined by the Board. The Compensation Committee determines the compensation of (a) employees of the Company who are directors of the Company; and (b) after receiving and considering the recommendation of the chief executive officer and the president of the Company, all other employees of the Company who are officers of the Company or who occupy such other positions as may be designated by the Compensation Committee. The Compensation Committee met three times during the period from July 1, 1996 to December 31, 1996.

Independent Directors Committee

     The members of the Independent Directors Committee are Messrs. Charles J. Thayer, Spyros S. Skouras, Jr. and Lawrence
I. Littman. The Independent Directors Committee has three members, two of whom must be Independent Directors. Prior to the annual meeting, the Independent Directors Committee nominates those individuals who will serve as Independent Directors on the Board as well as constitute the three members of the Independent Directors Committee. It designates the individuals to fill any vacancies on the Board that are to be filled by a member of the Independent Directors Committee and that arise between annual meetings of shareholders. The Independent Directors Committee also has the sole authority and responsibility to make all decisions and take all actions on behalf of the Company under certain agreements between NRG Energy and the Company, including the Co-Investment Agreement (described below). The Independent Directors Committee met twice during the period from July 1, 1996 to December 31, 1996.


                         PROPOSAL NO. 2:

         RATIFICATION OF INDEPENDENT PUBLIC ACCOUNTANTS

     Price Waterhouse LLP ("Price Waterhouse") has served as the Company's independent public accountants since April 30, 1996, and has been reappointed by the Board of Directors to serve in that capacity for the period to end December 31, 1997. A representative of Price Waterhouse will be available at the Annual Meeting to respond to appropriate questions and will be given an opportunity to make a statement on behalf of Price Waterhouse, if desired.

     Although not formally required, the Board of Directors decided to submit the reappointment of the independent auditors of the Company to the stockholders for ratification as a matter of sound corporate practice. If the stockholders do not ratify the appointment of Price Waterhouse, the Board of Directors will reconsider the reappointment of the independent auditors. If the stockholders ratify the appointment, the Board of Directors, in its sole discretion, may still direct the appointment of new independent auditors at any time during 1998 if the Board of Directors believes that such a change would be in the best interests of the Company.


THE  BOARD  OF  DIRECTORS RECOMMENDS THAT THE  STOCKHOLDERS  VOTE
"FOR" THE RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE  AS
THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS.

                         PROPOSAL NO. 3:

APPROVAL OF THE NRG GENERATING (U.S.) INC. 1997 STOCK OPTION PLAN

     On March 27, 1997, the Board of Directors of the Company adopted the NRG Generating (U.S.) Inc. 1997 Stock Option Plan which authorizes the Company to grant options to purchase up to 250,000 shares of the Company's Common Stock. Under the 1997 Stock Option Plan, the Company has the authority to grant its officers, directors and key employees either nonqualified stock options ("NQSOs") or incentive stock options ("ISOs") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Nonemployee directors may only receive NQSOs under the 1997 Stock Option Plan.

     In order for the Company to issue ISOs, shareholder approval of the plan is required under both the Code and the 1997 Stock Option Plan. Accordingly, at the Annual Meeting, the 1997 Stock
Option Plan is being submitted to the shareholders for their approval so that the Company may issue such ISOs.

     The following summary outlined below is qualified in its entirety by reference to the full text of the 1997 Stock Option
Plan, which is set forth in the attached Appendix A.

Purpose of the 1997 Stock Option Plan

     The purpose of the 1997 Stock Option Plan is to maximize the long-term success of the Company, to ensure a balanced emphasis on both current and long-term performance, to enhance participant's identification with shareholders' interests and to facilitate the attraction and retention of key individuals with outstanding ability. The 1997 Stock Option Plan provides for the grant to members of the Board of Directors, officers and key employees of the Company and its subsidiaries of options to purchase shares of the Common Stock of the Company.

Major Provisions of the 1997 Stock Option Plan

     The major provisions of the 1997 Stock Option Plan are as follows:

     Eligibility: The persons who are eligible to receive awards pursuant to the 1997 Stock Option Plan are members of the Board of Directors, officers and key employees of the Company or its subsidiaries, as the Board of Directors selects from time to time, who occupy responsible managerial, professional or advisory positions and who have the capability of making a substantial contribution to the success of the Company. Directors who are not employees or officers of the Company are ineligible to receive ISOs under the 1997 Stock Option Plan. The Company estimates that at the present time approximately four of its approximately 120 employees are eligible to participate in the 1997 Stock Option Plan.

     Administration: In adopting the 1997 Stock Option Plan, the Board of Directors designated a committee (the "Committee"), to administer the 1997 Stock Option Plan. References in this discussion of the 1997 Stock Option Plan to the Committee shall be deemed to include the Committee or any other committee or person whom the Board of Directors designates to administer the 1997 Stock Option Plan.

     Option Types: The 1997 Stock Option Plan permits the Committee to grant, in its discretion, ISOs and NQSOs. Stock options designated as ISOs will comply with Section 422 of the Code. NQSOs, which are options that are not ISOs, entitle the holder to purchase up to the number of shares of Common Stock of the Company specified in the grant.

     Option Price: The Committee determines the exercise price per share of the options but, in the case of ISOs, the price will in no event be less than the Fair Market Value (as defined in the 1997 Stock Option Plan) of a share of Common Stock on the date the ISO is granted. Payment for shares of Common Stock purchased upon exercise of an option shall be made in cash or by optionee's personal check, certified check or bank draft or, in the Committee's discretion determined at the time of the grant: (i) in shares of Common Stock owned by the optionee or with shares of Common Stock withheld from the shares otherwise deliverable to the optionee upon exercise of an option; (ii) by delivery of an irrevocable direction to a securities broker to sell shares of Common Stock and deliver all or a portion of the proceeds to the Company in payment for the Common Stock; (iii) by delivery of the optionee's promissory note while granting options or other Incentive Awards pursuant to the 1997 Stock Option Plan; or (iv) in any combination of the foregoing.

     Nontransferability: During the lifetime of the participant, options awarded under the 1997 Stock Option Plan may be exercised only by such person or by such person's guardian or legal representative.

     Time and Manner of Exercise: Options may be exercised in whole at any time, or in part from time to time, with respect to whole shares only, within the period permitted for exercise and shall be exercised by written notice to the Company. In addition to the payment of the option price, the participant shall pay to the Company in cash or in Common Stock the amount the Company is required to withhold or pay under federal or state law with respect to the exercise of the option or, in the alternative, the number of shares delivered by the Company under exercise of the option shall be appropriately reduced to reimburse the Company for such payment. Except as otherwise provided in the 1997 Stock Option Plan, an ISO may not be exercised at any time unless the holder is then an employee of the Company, its parent or subsidiary.

     Amendment or Termination of the 1997 Stock Option Plan: The Board of Directors may terminate and in any respect amend or modify the 1997 Stock Option Plan, except that shareholder approval is required in order to (i) increase the total number of shares of Common Stock available under the 1997 Stock Option Plan (unless such increase is a result of changes in capitalization as described in the 1997 Stock Option Plan); (ii) materially increase the benefits accruing to participants under the 1997 Stock Option Plan; (iii) materially modify the requirements as to eligibility for participation in the 1997 Stock Option Plan; (iv) extend the period during which any option may be granted or exercised; or (v) extend the term of the 1997 Stock Option Plan. Except as otherwise provided in the 1997 Stock Option Plan, no amendment, modification, or termination of the 1997 Stock Option Plan shall in any manner adversely affect the rights of any participant under the 1997 Stock Option Plan without the consent of such participant.

Federal Income Tax Consequences of the 1997 Stock Option Plan

     Incentive Stock Options: If an option under the 1997 Stock Option Plan is treated as an ISO, the optionee generally recognizes no regular taxable income as the result of the grant or exercise of the option. However, an amount equal to the difference between the Fair Market Value of the stock on the date of exercise and the exercise price will be treated as an item of adjustment in the year of exercise for purposes of the alternative minimum tax.

     The Company will not be allowed a deduction for federal income tax purposes in connection with the grant or exercise of an ISO, regardless of the applicability of the alternative minimum tax to the optionee. The Company will be entitled to a deduction, however, to the extent that ordinary income is recognized by the optionee upon a disqualifying disposition (see below).

     Upon a sale or exchange of the shares at least two years after the grant of an ISO and one year after exercise of the option, gain or loss will be recognized by the optionee equal to the difference between the sale price and the exercise price. Such gain or loss will be characterized for federal income tax purposes as long-term capital gain or loss. The Company is not entitled to any deduction under these circumstances.

     If any optionee disposes of shares acquired upon issuance of an ISO prior to completion of either of the above holding periods, the optionee will have made a "disqualifying disposition" of the shares. In such event, the optionee will recognize ordinary income at the time of disposition equal to the difference between the exercise price and the lower of the Fair Market Value of the stock at the date of the option exercise or the sale price of the stock. The Company generally will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee on a disqualifying disposition if the optionee's total compensation is deemed reasonable in amount.

     The optionee also will recognize capital gain on such disqualifying disposition in an amount equal to the difference between (i) the amount realized by the optionee upon such disqualifying disposition of the stock and (ii) the exercise price, increased by the total amount of ordinary income, if any, recognized by the optionee upon such disqualifying disposition (as described in the second sentence of the preceding paragraph). Any such capital gain resulting from a disqualifying disposition of shares acquired upon exercise of an ISO will be long-term capital gain if the shares with respect to which such gain or loss is realized have been held for more than twelve months.

     NQSOs: An optionee generally recognizes no taxable income as the result of the grant of any NQSO, assuming that the option does not have a readily ascertainable fair market value at the time it is granted (which is usually the case with plans of this type). Upon exercise of an NQSO, an optionee will normally recognize ordinary compensation income for federal tax purposes equal to the excess, if any, of the then Fair Market Value of the shares over the exercise price. Optionees who are employees will be subject to withholding with respect to income recognized upon exercise of an NQSO.

     The Company will be entitled to a tax deduction to the extent and in the year that ordinary income is recognized by the exercising optionee, so long as the optionee's total compensation is deemed reasonable in amount.

     Upon a sale of shares acquired pursuant to the exercise of an NQSO, any difference between the sale price and the Fair Market Value of the shares on the date of exercise will be treated as capital gain or loss, and will qualify for long-term capital gain or loss treatment if the shares have been held for more than twelve months.

Market Price of the Common Stock

     The closing price of the Common Stock as reported by the NASDAQ News Service was $11.25 per share on March 31, 1997. As of such date the aggregate market value of the shares of Common Stock available for issuance under the 1997 Stock Option Plan was $2.8 million.

     On March 27, 1997 the Committee granted ISOs for 205,000 shares to Robert T. Sherman, Jr., contingent upon his becoming President and Chief Executive Officer of the Company. This grant includes a Base Option grant of 105,000 shares and a Performance Based Option grant of 100,000 shares which will vest in one or two tranches only if and when the price of the Company's Common Stock reaches certain threshold values.


THE  BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" APPROVAL  OF  THE
1997 STOCK OPTION PLAN.


               EXECUTIVE AND DIRECTOR COMPENSATION

     The following table sets forth all compensation, including bonuses and other payments, paid or accrued by the Company during the six month period ended December 31, 1996 and the fiscal year ended June 30, 1996 to the Company's current chief executive officer.

                           SUMMARY COMPENSATION TABLE

                                                      Annual Compensation
                                                                           All Other
                                                       Salary             Compensation
Name and Principal Position          Year                ($)     Bonus($)      ($)
Leonard A. Bluhm,             Period from July 31,
Chief Executive                 1996 to December
Officer & President (1)             31, 1996            18,608    40,000        0
President (1)
                               Fiscal Year 1996         81,076         0        0


 (1) Mr. Bluhm became President and Chief Executive Officer on April 30, 1996. He resigned as President of the Company effective December 31, 1996. He is an employee of NRG Energy and his services are leased to the Company pursuant to a Leased Employee Agreement with NRG Energy. Mr. Bluhm's compensation is paid by NRG Energy who is reimbursed by the Company. See "Related Party Transactions."

Director Compensation

     Each non-employee director of the Company receives an annual retainer fee of $14,000, and is entitled to a $1,000 fee paid quarterly for each meeting attended in person ($500 for telephonic attendance) and $500 for each scheduled committee meeting attended in person ($250 for telephonic attendance) and reimbursement of reasonable expenses incurred in attending meetings of the Board and its Committees. Directors may also receive grants of nonqualified options to purchase Common Stock under the 1996 Stock Option Plan.

Compensation Committee Interlocks and Insider Participation

     Interlocks: The members of the Compensation Committee are Messrs. Charles J. Thayer, chairman, Lawrence I. Littman, David
H. Peterson (through December 12, 1996) and Leonard A. Bluhm. Mr. Bluhm is Executive Vice President and Chief Financial Officer of NRG Energy, which holds 41.86% of the Common Stock of the Company.

     Certain Transactions: On May 1, 1996, the Company entered into a Management Services Agreement and a Co-Investment Agreement with NRG Energy. The Management Services Agreement provides that NRG Energy will provide management, administrative and certain other services to the Company in connection with the day to day business of the Company. The Company expensed approximately $608,000 from May 1, 1996 through December 31, 1996 (of which $479,000 was expensed during the six month period ended December 31, 1996) pursuant to the Management Services Agreement with NRG Energy.

     Pursuant to the Co-Investment Agreement, NRG Energy agreed to offer to the Company ownership interests in certain power projects which were initially developed by NRG Energy or with respect to which NRG Energy has entered into a binding acquisition agreement with a third party. If any eligible project reaches certain contract milestones (which include the execution of a binding power purchase agreement and fuel supply agreement and the completion of a feasibility and engineering study) by April 30, 2003, NRG Energy has agreed to offer to sell to the Company all of NRG Energy's ownership interest in such project. Eligible projects include, with certain limited exceptions, any proposed or existing electric power plant within the United States NRG Energy initially develops or in which NRG Energy proposes to acquire an ownership interest. NRG Energy is obligated under the Co-Investment Agreement to offer to the Company, during the three year period ending on April 30, 1999, projects with an aggregate equity value of at least $60,000,000 or a minimum of 150 net MW. No offers were made to the Company during the six month period ending December 31, 1996 pursuant to the Co-Investment Agreement.

     During the six month period ending December 31, 1996, NRG Energy provided approximately $645,000 in project and construction management services rendered in connection with Gray's Ferry Project partnership of which the Company is one-third owner.

     Effective May 23, 1996, NRG Energy guaranteed payment of pre-existing liabilities of NRG Generating (Newark) Cogeneration, Inc. ("Newark") and NRG Generating (Parlin) Cogeneration, Inc. ("Parlin"), wholly-owned subsidiaries of the Company, of up to $5
million,  which  amount  will  be  reduced  as  certain   defined
milestones are reached and will be eliminated no later  than  May
23,   2001.   On  June  28,  1996,  NRG  Energy  advanced  Parlin
approximately $56 million to pay off the Parlin nonrecourse financing which included a $3.1 million cost to terminate an interest rate swap agreement. At December 31, 1996, loans aggregating approximately $14.4 million remained outstanding to NRG Energy.

     Effective  June 28, 1996, the Company guaranteed up  to  $25 million of obligations in connection with the financing of a $155 million loan made by Credit Suisse to Parlin and Newark.

     In March 1996, NRG Energy and O'Brien (Schuylkill) Cogeneration Inc. ("OSC"), a wholly-owned subsidiary of the Company, entered into a $10 million loan agreement to provide a means of funding an OSC capital contribution obligation to the Grays Ferry Partnership. No amounts have yet been borrowed under the note. In connection with NRG Energy's assistance with the Gray's Ferry project, its financing and the note, the Company granted NRG Energy the right to convert a portion of borrowings under the note to Common Stock of the Company. The option agreement provides that the Company can convert $3 million of borrowings under the note for common stock of the reorganized Company which would equal, on a fully diluted basis, 5.6% of the shares of the Common Stock of the Company as of April 30, 1996.

     Power Operations, Inc., a wholly-owned subsidiary of the Company ("Power Operations"), assumed operations and maintenance responsibilities for the Company's Newark facility and the Company's Parlin facility, in each case replacing the former operator, on November 8, 1996, and December 31, 1996, respectively. Effective January 1, 1997, Power Operations was sold by the Company to NRG Energy for $10.00 plus the amount of Power Operations' outstanding accounts receivable and an indemnification by NRG Energy to the Company for certain potential losses or other liabilities that might occur with respect to the termination of the prior operator of the Newark and Parlin facilities and the assumption by Power Operations of operations and maintenance responsibilities for such facilities. The terms of this transaction were approved by the Independent Directors Committee of the Company's Board of Directors as required by the Company's Bylaws.


                   RELATED PARTY TRANSACTIONS

     The Company entered into a Liquidating Asset Agreement with Wexford Management LLC ("Wexford") pursuant to which Wexford was granted authority to liquidate certain assets of the Company, for which Wexford is to receive an asset liquidation fee. The maximum fee available to Wexford is $1,500,000. During the six month period ended December 31, 1996, Wexford earned approximately $316,000 for the sale of unused equipment and the sale of O'Brien Thermal Technologies, Inc. Mr. Skouras is Senior Vice President of Wexford.

     The Company entered into a Leased Employee Agreement with NRG Energy, whereby NRG Energy agreed to lease its employee, Leonard A. Bluhm, to the Company to perform the duties of President and Chief Executive Officer of the Company. For the six month period ended December 31, 1996, the Company paid NRG Energy $132,154 which included the salary paid to Mr. Bluhm and other amounts necessary to reimburse NRG Energy for expenditures associated with or resulting from Mr. Bluhm's employment.

     See "Compensation Committee Interlocks and Insider Participation - Certain Transactions" above for a description of certain transactions and relationships between the Company and NRG Energy. Mr. Peterson is Chairman of the Board, President and Chief Executive Officer of NRG Energy and Messrs. Mataczynski and Will are Vice Presidents of NRG Energy. Until September 1, 1996, Mr. Timothy P. Hunstad, who is the Vice President and Chief Financial Officer of the Company, was President of NEO Corporation, a wholly-owned subsidiary of NRG Energy.

              REPORT OF THE COMPENSATION COMMITTEE
                    ON EXECUTIVE COMPENSATION

     The following report of the Compensation Committee discusses generally the Committee's executive compensation objectives following reorganization on April 30, 1996. Prior to April 30, 1996, the Company was managed by a bankruptcy court appointed administrator and compensation for this individual was per agreement with the court.

Executive Compensation Objectives

     The Committee's objective is to provide a competitive compensation program that will attract and retain the expertise required for managing in the fast-changing power industry sector. Further, the objective is to provide the appropriate incentives to match compensation with performance in both the short term as well as the long term. The components of the compensation program as described below clearly link the interests of management with those of the shareholders.

     Total executive compensation (base salary plus incentive compensation) is compared with similar companies in the
Independent Power Producer ("IPP") industry. Generally, the committee will target total pay levels that are near the median of the group (adjusted for company size) although a larger portion of the Company's pay will be targeted to incentive compensation as compared with the comparison group.

Executive Compensation Components

     Total executive compensation since April 30, 1996 consists of three primary components: base salary, short-term-incentive and long-term incentive compensation. The compensation components of the President and Chief Executive Officer from July 1, 1996 through December 31, 1996 are described separately since during this period of time the President and Chief Executive Officer was also an employee of NRG Energy, Inc. and his services were provided to the Company under a Leased Employee Agreement.

     Base Salary: Base salary levels are largely determined by comparison with the salaries of similar positions in the IPP industry sector through surveys collected by the Human Resources group of member IPPs. The Company's compensation program includes a short-term incentive component that is included for market comparison purposes.

     Short-Term-Incentive: The Short-Term-Incentive Plan is designed to support the achievement of important business objectives that will result in the Company's long-term success. Participation in the short-term plan is limited and is approved annually by the Compensation Committee. Short-term incentive award potential varies by position with actual awards linked to financial and business development goals.

     Long-Term Incentive Compensation: Long-term incentives for executive officers and the operations manager are provided through grants of stock options under the 1996 Stock Option Plan. Stock options provide gains to executives only if, in the long term, the Company's common stock price improves over the fair market value of the stock (as determined under the plan) on the date options are granted. Additionally, long-term performance is encouraged since most of the options vest annually at a rate of 33 1/3 percent on the anniversary date of the grant. The 1996 Stock Option Plan permits the use of NQSOs or ISOs. As discussed elsewhere, the following

NQSOs were granted on October 23, 1996:


  President & Chief Executive Officer           105,000 shares (3)
  Vice President & Chief Financial Officer       75,000 shares
  Operations Manager                             30,000 shares

     It is anticipated that ISOs may be granted in 1997 or 1998 based on specific annual performance targets which would likely include achievement of earnings targets and progress towards growth objectives.

     President & Chief Executive Officer: From July 1, 1996 through December 31, 1996, the President and Chief Executive
Officer performed under a Leased Employee Agreement with NRG Energy. During this period of time, the President and Chief Executive Officer remained an employee of the NRG Energy and was eligible for NRG Energy's benefits. In addition, he is eligible for the long-term incentives provided through the Company's stock options provided he remains in an appropriate capacity through the vesting periods.

Summary

     The committee's objective in setting executive compensation and in establishing the appropriate balance between fixed and long-term compensation is designed to clearly link pay and performance. Very simply, executives are rewarded when and to the extent shareholders are rewarded. To achieve these goals, the committee annually reviews pay programs and makes modifications as it deems necessary to continue to attract, retain and motivate talented, experienced executives.

                         Charles J. Thayer, Chairman
                         Leonard A. Bluhm
                         Lawrence I. Littman


                        PERFORMANCE GRAPH

     The following performance graph compares the percentage change in the cumulative weighted average total return on the common stock of the Company with the total cumulative returns during the same period of (1) the Nasdaq Composite Index and (2) an index of comparable peer issuers constructed by the Company. The index of comparable peer issuers is composed of AES Corporation, Calpine Corporation and California Energy Company Inc. during the periods that each company has been publicly traded. In compliance with Securities and Exchange Commission Regulations, the returns of each of the comparable companies have been weighted according to capitalization during the period from May 1, 1996.


(3) The President and Chief Executive Officer was granted NQSOs for 105,000 shares, of which 75,000 were canceled after Mr.
     Bluhm resigned as President and Chief Executive Officer.

               NRG Generating         Weighted        Nasdaq
                (U.S.) Inc.          Comparables    Composites

May 1996             100                 100           100
December 1996        149                 166           122


     SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act requires the Company's directors and executive officers, and persons who beneficially own more than 10% of any class of the Company's equity securities, to file with the Commission initial reports ("Form 3") of beneficial ownership and reports of changes ("Form 4") in beneficial ownership of Common Stock and other equity securities of the Company. Officers, directors and greater than 10% beneficial owners are required by Commission regulation to furnish the Company with copies of all Section 16(a) reports they file. To the Company's knowledge, based solely on a review of the copies of such reports furnished to the Company and written representations that no other reports were required, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with for the six month period ended December 31, 1996, except for the failure to timely file Mr. Hunstad's Initial Report on Form 3, which has since been filed. In addition, Mr. Skouras has amended his Form 3.


                          OTHER MATTERS

     The Board of Directors knows of no other matters to be brought before the Annual Meeting. However, if any other matters are properly brought before the Annual Meeting, it is the intention of the named proxies in the accompanying proxy to vote in accordance with their judgment on such matters.


                       VOTING REQUIREMENTS

     With regard to Proposal No.1, the election of directors, votes may be cast for or votes may be withheld from each nominee. Directors will be elected by plurality vote. Therefore, votes that are withheld will be excluded entirely from the vote and will have no effect. Abstentions may not be specified with respect to the election of directors and, under applicable Delaware law, broker non-votes will have no effect on the outcome of the election of directors.

     With regard to Proposal No. 2, the ratification of independent public accountants, and Proposal No. 3, approval of the 1997 Stock Option Plan, votes may be cast for or against the matter, or stockholders may abstain from voting on the matter. Approval of each such matter requires the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the meeting and entitled to vote. Therefore, abstentions will have the effect of votes against the approval of the matter. However, under applicable Delaware law, a broker non-vote will have no effect on the outcome of either proposal.

     If no directions are specified in any duly signed and dated proxy card received by the Company, the shares represented by that proxy card will be counted as present for quorum purposes and will be voted by the named proxies FOR the election of the director nominees recommended by the Board of Directors, FOR the ratification of the appointment of Price Waterhouse as the Company's independent public accountants, FOR approval of the 1997 Stock Option Plan, and in accordance with the discretion of the named proxies on other matters properly brought before the Annual Meeting.


          STOCKHOLDER NOMINATION OF DIRECTOR CANDIDATES

     The Bylaws of the Company provide that any stockholder of record who is entitled to vote for the election of directors at a meeting called for that purpose may nominate persons for election to the Board of Directors subject to the following notice requirements.

     As described more fully in the Company's Bylaws, a stockholder desiring to nominate a person for election to the Board of Directors must send a written notice to the Secretary of the Company setting forth (i) the name and residence address of the stockholder of the Company who intends to make a nomination or bring up any other matter; (ii) a representation that the stockholder is a holder of the Company's voting stock and intends to appear in person or by proxy at the meeting to make the nomination or bring up the matter specified in the notice; (iii) with respect to notice of an intent to make a nomination, (A) a description of all arrangements or any other person or persons (naming such person) pursuant to which the nomination or nominations are to be made by the stockholder; and (B) such other information regarding each nominee proposed by such stockholder as would have been required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had each nominee been nominated by the Board of Directors; and (iv) with respect to notice of an intent to bring up any other matter, a description of the matter and any material interest of the stockholder in the matter.

     Pursuant to the Company's Bylaws, to be timely, notice of persons to be nominated by a stockholder as a director at a meeting of stockholders must be delivered to or mailed and received by the Secretary of the Company not less than 120 days nor more than 180 days prior to the annual meeting. The obligation of stockholders to comply with the forgoing Bylaw provision is in addition to the requirements of the proxy rules if the stockholder intends to solicit proxies in favor of the election of its nominee(s).


                      STOCKHOLDER PROPOSALS

     The 1998 Annual Meeting of Stockholders ("1998 Annual Meeting") is anticipated to be held in May of 1998. Stockholder proposals to be included in the Company's Proxy Statement relating to the 1998 Annual Meeting must be received within a reasonable time prior to the meeting at the Company's principal executive offices, 1221 Nicollet Mall, Suite 610, Minneapolis, Minnesota 55403-2444, Attention: Secretary. Stockholders of the Company who intend to nominate candidates for election as a director or to bring business before the meeting must also comply with the applicable procedures set forth in the Company's Bylaws. See "Stockholder Nomination of Director Candidates." The Company will furnish copies of such Bylaw provisions upon written request to the Secretary of the Company at the aforementioned address.


                    AVAILABILITY OF FORM 10-K

     A copy of the Annual Report on Form 10-K for the fiscal year ended December 31, 1996, as filed with the Commission, is being mailed with this Proxy Statement.


     The foregoing Notice and Proxy Statement are sent by order of the Board of Directors.

                                   /s/  Karen A. Brennan
                                   Karen A. Brennan
                                   Secretary

April 24, 1997

                   NRG GENERATING (U.S.) INC.
                     1997 STOCK OPTION PLAN








             Effective as of the 1st day of May, 1997.

                                                         APPENDIX

                    NRG GENERATING (U.S.) INC.
                     1997 STOCK OPTION PLAN
                            ARTICLE I

          1.1 Name and Purpose. The name of this Plan is the "NRG Generating (U.S.) Inc. 1997 Stock Option Plan" (the "Plan"). Its purpose is (a) to maximize the long-term success of NRG Generating (U.S.) Inc. (the "Company"), (b) to ensure a balanced emphasis on both current and long-term performance, (c) to enhance Participants' identification with shareholders' interests, and (d) to facilitate the attraction and retention of key individuals with outstanding ability.

          1.2   Definitions.   Whenever used  in  the  Plan,  the
          following terms shall have the meaning set forth below:

                    (a)   "Board of  Directors" or "Board"  shall
               mean  the  Board  of Directors of  NRG  Generating
               (U.S.) Inc. as constituted from time to time.

                    (b)   "Change  of  Control"  shall  have  the
               meaning ascribed by Section 5.5 hereof.

                    (c)   "Code" shall mean the Internal  Revenue
               Code of 1986, as amended from time to time.

                    (d)   "Common Stock" shall  mean  the  common
               voting shares of the Company.

                    (e)   "Committee" shall mean the Compensation
               Committee of the Board or such other committee or subcommittee of the Board as may have been or may be designated or appointed by the Board.

                    (f)   "Company"  shall  mean  NRG  Generating
               (U.S.) Inc. or any successor thereto.

                    (g)   "Control Transaction"  shall  have  the
               meaning ascribed by Section 5.5 hereof.

                    (h)   "Disability"  shall   mean  total   and
               permanent  disability as defined in  Code  Section
               22(e).

                    (i)   "Employee" shall mean any person who is
               currently a common law employee of the Company or any of its Subsidiaries.

                    (j) "Effective Date" shall mean the date the Plan is adopted by the Board, subject to approval by the shareholders of the Company at a meeting held within twelve (12) months following the date of adoption by the Board.

                    (k) "Fair Market Value" or "FMV" shall mean the fair market value of the Common Stock, which shall be determined as follows:

                               (i)  if the Common Stock is listed
               on any established stock exchange or a national market system, including, without limitation, the NASDAQ National Market, its fair market value shall be the average, over the twenty (20) trading days preceding the date of the grant of an option, of the closing selling prices for such stock on the principal securities exchange or national market system on which the Common Stock is at the time listed for trading. If there are no sales of Common Stock on that date, then the closing selling price for the Common Stock on the next preceding day for which such closing selling price is quoted shall be determinative of fair market value; or

                               (ii)  if the Common Stock  is  not
               traded on an exchange or a national market system, its Fair Market Value shall be determined in good faith by the Committee, possibly based upon, but not limited to, a fair market value concept averaged over the twenty (20) trading days preceding the date of the grant of an option or other relevant date, and such determination shall be conclusive and binding on all persons.

                    In no event shall the Fair Market Value equal
               less than the par value of the Common Stock.

                    (l)   "Incentive Stock Option" shall  mean  a
               stock option within the meaning of Section 422 of the Code granted pursuant to Section 4.1 hereof.

                    (m)   "Nonqualified Stock Option" shall  mean
               an Option, other than an Incentive Stock Option, granted pursuant to Section 4.1 hereof.

                    (n)   "Option" shall mean,  individually  and
               collectively,  an  Incentive Stock  Option  and  a
               Nonqualified  Stock  Option  to  purchase   Common
               Stock.

                    (o)   "Option Price" shall mean the price per
               share of Common Stock set by the Committee upon the grant of an Option.

                    (p)   "Parent"  shall  mean  any  corporation
               which qualifies as a parent of the Company under the definition of "parent corporation" under Code
               Section 424(e).

                    (q)   "Participant" shall mean any person who
               satisfies the criteria set forth in Article III hereof.

                    (r)   "Person"  shall  mean  any  individual,
               partnership, association, corporation, trust or other legal entity.

                    (s) "Separation Date" shall mean, as determined by the Committee, the date on which a Participant's Service as a member of the Board terminates or employment with the Company or a Subsidiary terminates for reasons other than transfer of employment to a Parent or Subsidiary. Whether any leave of absence shall constitute termination of employment for purposes of this Plan shall be determined in each case by the Committee at its sole discretion.

                    (t)   "Subsidiary" shall  mean  a  subsidiary
               corporation  of  the Company as  defined  in  Code
               Section 424(f).

                    (u) "Termination for Cause" shall mean the termination of the Participant's employment with the Company for any of the following reasons: (i) any act of malfeasance or wrongdoing affecting the company, its Parent or Subsidiaries, (ii) the breach of any covenant not to compete, or employment contact, with the Company, its Parent or Subsidiaries, or (iii) engaging in any other conduct which would warrant Participant's discharge for cause, excluding general dissatisfaction with the performance of Participant's duties, but including any act of disloyalty or conduct clearly tending to bring discredit upon the Company, its Parent or Subsidiaries.

           Where the context requires, words in the masculine gender shall include the feminine and neuter genders, words in the singular shall include the plural, and words in the plural shall include the singular.

          1.3 Plan Duration. The Plan shall remain in effect for ten (10) years from the Effective Date or until terminated by the Board, whichever comes first.


                           ARTICLE II

          2.1  Plan Administration.

                     (a)   The Plan shall be administered by  the
               Committee. The Committee is authorized to establish such rules and to appoint such agents as it deems appropriate for the proper administration of the Plan, and to make such determinations (which shall be sufficiently evidenced if set forth in any written action of the Committee or in any written stock option agreement) and to take such steps in connection with the Plan or the benefits provided hereunder as it deems necessary or advisable. The Committee also is authorized to delegate administrative functions to others to the extent such action is not inconsistent with the express provisions of this Plan.

                     (b)  The Committee shall have the authority,
               in its sole discretion and from time to time to take the following actions:

                         (i)   select those individuals who  meet
               the participation requirements of the Plan;

                         (ii)  grant Options provided by the Plan
               in such form and amount as the Committee shall determine;

                         (iii)   impose    such      limitations,
               restrictions and conditions upon any such Options as the Committee shall deem appropriate; and

                         (iv)  interpret the  Plan, adopt,  amend
               and rescind rules and regulations related to the Plan, and make all other determinations and take all other action necessary or advisable for the implementation and administration of the Plan.

                     (c)   The  decision  of the  Committee  with
               respect to any question arising as to the grant of an Option to a Participant in the Plan, the term, form and amount of Options under the Plan, or any other matter concerning the Plan shall be final, conclusive, and binding on both the Company and the Participants.


                           ARTICLE III

          3.1 Eligibility. The Participants in the Plan shall be selected by the Committee from the directors of the Company and the officers and key Employees of the Company or its Subsidiaries who occupy responsible managerial, professional or advisory positions and who have the capability of making a substantial contribution to the success of the Company. In making this selection and in determining the form and amount of Options, the Committee shall consider any factors deemed relevant, including the individual's functions, responsibilities, value of services to the Company or its Subsidiaries and past and potential contributions to the Company's profitability and sound growth. Participants who are not otherwise Employees may receive Nonqualified Stock Options but may not receive Incentive Stock Options under the Plan.


                           ARTICLE IV

          4.1 Options. The Committee shall determine the forms and amounts of Options for Participants. All Options shall be subject to the terms and conditions of the Plan and to such other terms and conditions consistent with the Plan as the Committee deems appropriate. Options under the Plan need not be uniform and Incentive Stock Options and Nonqualified Stock Options may be granted in one agreement. Options may take the following forms, in the Committee's sole discretion:

               (a)  Incentive Stock Options.

                          (i)   The Committee may grant Incentive
               Stock Options within the meaning of Code Section 422 to purchase Common Stock. In addition to other restrictions contained in the Plan, an Incentive Stock Option (1) shall not be exercised more than ten (10) years following the date of grant, (2) shall not have an Option Price less than the FMV of Common Stock on the date the Incentive Stock Option is granted, (3) shall otherwise comply with Code Section 422, and (4) shall be designated in writing as an "Incentive Stock Option" by the Committee. The date an Incentive Stock Option is granted shall mean the date selected by the Committee as of which the Committee allots a specific number of shares to a Participant pursuant to the Plan. Notwithstanding the foregoing, the Option Price of an Incentive Stock Option granted to any owner of 10% or more of the total combined voting power of the Company, its Parent or Subsidiaries shall be no less than 110% of FMV and such Option shall be not exercisable after the expiration of five years from the date of its grant. No Incentive Stock Option shall be granted to any Participant who is not otherwise an Employee.

                          (ii)  The  grant of an Incentive  Stock
               Option shall be evidenced by a written Incentive Stock Option Agreement, executed by the Company and the holder of an Incentive Stock Option, stating the number of shares of Common Stock subject to the Incentive Stock Option evidenced thereby, and in such form as the Committee may from time to time determine.

               (b)  Nonqualified Stock Options.

                            (i)     The   Committee   may   grant
               Nonqualified  Stock  Options  to  purchase  Common
               Stock which are not intended to qualify as Incentive Stock Options under Code Section 422 and which are designated in writing by the Committee as "Nonqualified Stock Options." At the time of the grant, the Committee shall determine the Option exercise period, the Option Price, and such other conditions or restrictions on the exercise of the Nonqualified Stock Option as the Committee deems appropriate.

                          (ii)  The  Committee  shall  cause  the
               Company to enter into a written Nonqualified Stock Option Agreement with the Participant stating that the Options are Nonqualified Stock Options, the number of shares of Common Stock subject to the Nonqualified Stock Option, any conditions and restrictions on the exercise of the Option imposed by the Plan and the Committee, and in such form as the Committee shall from time to time determine.

          4.2   Option Exercise. Except as otherwise provided  in
          Article V hereof, an Incentive Stock Option may not be exercised at any time unless the holder thereof is then an Employee of the Company, its Parent or Subsidiary. Options may be exercised in whole at any time, or in part from time to time, with respect to whole shares only, within the period permitted for the exercise thereof, and shall be exercised by written notice of intent to exercise the Option with respect to a specified number of shares delivered to the Company's Secretary at the Company's principal office, and payment in full to the Company at said office of the amount of the Option Price for the number of shares of Common Stock with respect to which the Option is then being exercised. In addition to and at the time of payment of the Option Price, the Participant shall pay to the Company in cash or in Common Stock, the full amount, if any, that the Company is required to withhold or pay under federal or state law with respect to the exercise of the Option. Alternatively, the number of shares delivered by the Company upon exercise of the Option shall be appropriately reduced to reimburse the Company for such payment.

          4.3 Payment. Payment of the purchase price upon exercise of any Option granted under this Plan shall be made in cash or by optionee's personal check, certified check or bank draft, payable to the order of the Company in lawful money of the United States; provided, however, that the Committee, in its sole discretion, may permit an optionee to pay the Option Price in whole or in part (a) with shares of Common Stock owned by the optionee or with shares of Common Stock withheld from the shares otherwise deliverable to the optionee upon exercise of an Option (in each case only to the extent that such an exercise of the Option would not result in an accounting compensation charge with respect to the shares used to pay the Option Price); (b) by delivery on a form prescribed by the Committee of an irrevocable direction to a securities broker approved by the
          Committee to sell shares of Common Stock and deliver all or a portion of the proceeds to the Company in payment for the Common Stock; (c) by delivery of the optionee's promissory note with such recourse, interest, security, and redemption provisions as the Committee in its discretion determines appropriate; or
          (d) in any combination of the foregoing. Any such alternative permissible methods of exercise of any Incentive Stock Option shall be set forth in the stock option agreement relating to such Incentive Stock Option. In the event the Option Price is paid in whole or in part with shares of Common Stock such shares shall be valued at their FMV as of the date of exercise of the Option. Such shares shall be delivered along with any portion to be paid in cash or by promissory note within five (5) days after the date of exercise. If the Participant fails to pay the Option Price within such five (5) day period, the Committee shall have the right to take whatever action it deems appropriate, including terminating the Option or voiding the exercise of the Option. The Company shall not issue or transfer Common Stock upon the exercise of an Option until the Option Price is paid in full.


                            ARTICLE V

          5.1 Termination of Employment or Service as a Director. Except as provided in this Article V or except as otherwise determined by the Committee, all Options under the Plan shall terminate upon the termination of the Participant's employment or service as a director of the Company as of the Participant's Separation Date.

          5.2 Death of a Participant. In the event of the death of a Participant prior to the exercise of all Options granted to such Participant, all unexercised Options shall become immediately exercisable and the administrator of the deceased Participant's estate, the executor under his or her will, or the person(s) to whom the Options shall have been validly transferred by such executor or administrator pursuant to the will or laws of intestate succession shall have the right, within one year from the date of such Participant's death, but not beyond the expiration date of the Options, to exercise such Options.

          5.3  Retirement or Termination.

                     (a)   In  the  event  of  termination  of  a
               Participant's employment or service as a director of the Company prior to the exercise of all Incentive Stock Options granted to the
               Participant, such Participant shall have the right, within three (3) months of his Separation Date, but not beyond the expiration date of such Options, to exercise such Incentive Stock Options to the extent exercisable on his Separation Date.

                     (b)   In the event of the termination  of  a
               Participant's employment prior to the exercise of all Nonqualified Stock Options granted to the Participant, such Participant shall have the right, within three (3) months of his Separation Date, but not beyond the expiration date of such Nonqualified Stock Options, to exercise such Nonqualified Stock Options, to the extent exercisable on his Separation Date.

          5.4  Disability.

                     (a)   In the event of the termination  of  a
               Participant's employment by Disability prior to the exercise of all Incentive Stock Options granted to the Participant, all unexercised Incentive Stock Options shall become immediately exercisable and such Participant or his legal representative shall have the right, within twelve
               (12) months of his Separation Date, but not beyond the expiration date of such Incentive Stock Options, to exercise such Incentive Stock Options.

                     (b)   In the event of the termination  of  a
               Participant's employment by Disability prior to the exercise of all Nonqualified Stock Options granted to the Participant, all unexercised Nonqualified Stock Options shall become immediately exercisable and such Participant or his legal representative shall have the right, within twelve (12) months of his Separation Date, but not beyond the expiration date of such Nonqualified Stock Options, to exercise such Nonqualified Stock Options.

          5.5   Change of Control.

                     (a)   For  purposes of this Section  5.5,  a
               "Change in Control" shall be deemed to occur upon:

                                (i)    the   direct  or  indirect
                    acquisition by any Person or related group of Persons (other than an acquisition from or by the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) of securities possessing more than fifty (50%) of the total combined voting power of the Company's outstanding Common Stock;

                              (ii) a change in the composition of
                    the Board over a period of thirty-six (36) months or less such that a majority of the Board members (rounded up to the next whole number) ceases, by reason of one or more contested elections for Board membership or by one or more actions by written consent of shareholders, to be comprised of individuals who either (1) have been Board members continuously since the beginning of such period or (2) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in clause (1) who were still in office at the time such election or nomination was approved by the Board; or

                               (iii)        the     merger     or
                    consolidation of the Company into NRG Energy, Inc.


                     (b)   For  purposes of this Section  5.5,  a
               "Corporate Transaction" shall be deemed to occur upon any of the following transactions to which the Company is a party:

                               (i)   approval  by  the  Company's
                    shareholders of a merger or consolidation in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state in which the Company is incorporated;

                               (ii)  approval  by  the  Company's
                    shareholders of the sale, transfer or other disposition of all or substantially all of the assets of the Company (including the capital stock of the Company's subsidiary corporations) in connection with a complete liquidation or dissolution of the Company; or

                               (iii)    approval by the Company's
                    shareholders of any reverse merger in which the Company is the surviving entity but in which securities possessing more than fifty (50%) of the total combined voting power of the Company's outstanding securities are transferred to a Person or Persons different from those who held such securities immediately prior to such merger.

                     (c)   In  its discretion, the Committee  may
               provide in any stock option agreement (or in an amendment thereto) evidencing an Option hereunder that, in the event of any Corporate Transaction or an event giving rise to a Change in Control, any outstanding options covered by such an agreement shall be fully vested, nonforfeitable and become exercisable as of the date of the Change in Control or Corporate Transaction or as otherwise determined in accordance with this Section 5.5(c). However, the Committee may provide in any such agreement that, in the case of a Corporate Transaction, the Committee may determine that an outstanding Option will not be so accelerated if and to the extent (i) such Option is either to be assumed by the successor or parent thereof or to be replaced with a comparable Option to purchase shares of the capital stock of the successor corporation or parent thereof, or (ii) such Option is to be replaced with a cash incentive program of the successor corporation that preserves the option spread existing at the time of the Corporate Transaction and provides for subsequent payment in accordance with the same vesting schedule applicable to such Option. Any stock option agreement incorporating a Change in Control or Corporate Transaction acceleration provision shall provide that, with respect to any Corporate Transaction described in clauses (i) or (ii) of
               Section 5.5(b) above, the Committee may, upon no less than 60 days notice to the optionee (an "Acceleration Notice") determine that such optionee's Options will terminate as of the effective date of such Corporate Transaction, in which event such Options shall be fully vested, nonforfeitable and become exercisable immediately as of the date of such Acceleration Notice.

                      (d)    If   the  Committee  determines   to
               incorporate a Change in Control or Corporate Transaction acceleration provision in any option agreement hereunder, the agreement shall provide that, (i) in the event of a Change in Control or Corporate Transaction described in clauses (a)(i),
               (a)(ii) and (b)(iii) of Section 5.5 above or in the event the Acceleration Notice is not timely given, the Option shall remain exercisable for the remaining term of the Option notwithstanding the provisions of Article V hereof or any corresponding provisions of the stock option agreement, subject to any limitations thereto which may be applicable to Incentive Stock Options and (ii) in the event of a Corporate Transaction described in clauses a(iii), b(i) or (b)(ii) of
               Section 5.5 above, which is preceded by a timely Acceleration Notice, the Option shall terminate as of the effective date of the Corporate Transaction described therein. In no event shall any Option under the Plan be exercised after the expiration of the term provided for in the related stock option agreement.

                     (e)  The Committee may provide in any option
               agreement hereunder that, should the Company dispose of its equity holding in any subsidiary corporation effected by (i) merger or consolidation involving that subsidiary; (ii) the sale of all or distribution of substantially all of the assets of that subsidiary; or (iii) the Company's sale of or distribution to shareholders of substantially all of the outstanding capital stock of such subsidiary ("Subsidiary Disposition") while a holder of the Option is engaged in the performance of services for the affected subsidiary corporation, then such Option shall, immediately prior to the effective date of such Subsidiary Disposition, become fully exercisable with respect to all of such shares at the time represented by such Option and may be exercised with respect to any or all of such shares. Any such Option shall remain so exercisable until the expiration or sooner termination of the term of the Option.


                           ARTICLE VI

          6.1 Limitation of Shares of Common Stock Available under the Plan.

                     (a)   Shares  of stock which may  be  issued
               under the Plan shall be authorized and unissued or treasury shares of Common Stock. The total number of shares of Common Stock available to be granted by the Committee as Options to the Participants under the Plan, and the maximum number of shares of Common Stock with respect to which Options may be granted to any Participant during any calendar year, shall not exceed 250,000 shares (which number may be increased by the Committee, without shareholder approval, to reflect adjustments pursuant to Section 7.1 below).

                     (b) The grant of Incentive Stock Options and
               Nonqualified  Stock  Options  shall   reduce   the
               available shares by the number of shares subject to such Options.

                     (c)   The  lapse   or  cancellation  of   an
               Incentive  Stock  Option  or  Nonqualified   Stock
               Option shall increase the available shares by the number of shares released from such Option.


                           ARTICLE VII

          7.1 Adjustment Upon Changes in Capitalization. In the event of any change in the outstanding Common Stock by reason of a stock dividend or distribution, recapitalization, merger, consolidation, split-up, combination, exchange of shares or the like, the Committee may appropriately adjust the number and kind of shares which may be issued under the Plan, the number and kind of shares subject to Options theretofore granted under the Plan, the Option Price of Options theretofore granted under the Plan, and any and all other matters deemed appropriate by the Committee.

                          ARTICLE VIII

          8.1 Employment. The establishment of the Plan and Options hereunder shall not be construed as conferring on any Participant any right to continued employment, and the employment of any Participant may be terminated without regard to the effect which such action might have upon him as a Participant.

          8.2 Rights as a Shareholder. The recipient of any Option under the Plan shall have no rights as a shareholder with respect thereto unless and until certificates for shares of Common Stock are issued to him.

          8.3    Non-Assignability.   During  the  life  of   the
          Participant, Options awarded under this Plan shall be exercisable only by such person or by such person's guardian or legal representative.

          8.4 Shareholder Approval. Continuance of the Plan for purposes of granting Incentive Stock Options shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the Plan is adopted by the Board. Any Incentive Stock Options granted hereunder shall become effective only upon such shareholder approval. The Committee may grant Incentive Stock Options or Nonqualified Stock Options under the Plan prior to such shareholder approval, but until shareholder approval is obtained, no such Option shall be exercisable. In the event that such shareholder approval is not obtained within the period provided above, all Options previously granted pursuant to the Plan shall terminate. If such shareholder approval is obtained at a meeting of shareholders, the Plan must be approved by a majority of the votes cast at such meeting at which a quorum representing a majority of all outstanding voting stock of the Company is, either in person or by proxy, present and voting on the Plan. If such shareholder approval is obtained by written consent, it must be obtained by the written consent of the holders of a majority of all outstanding voting stock of the Company.

          8.5 Amendment, Modification, and Termination of the Plan. The Board, at any time, may terminate and in any respect amend or modify the Plan; provided, however, that no such action, without approval of the Company's shareholders, may:

                     (a)  increase the total number of shares  of
               Common Stock available under the Plan, other than increases pursuant to Section 7.1 hereof;

                     (b)    materially  increase  the    benefits
               accruing to Participants under the Plan;

                     (c) materially modify the requirements as to
               eligibility for participation in the Plan;

                     (d)  extend  the  period  during  which  any
               Option may be granted or exercised; or

                     (e)  extend the term of the Plan.

                Except as provided in Section 7.1 hereof, no amendment, modification, or termination of the Plan shall in any manner adversely affect the rights of any Participant under the Plan without the consent of such Participant.

          8.6 Indemnification. Each person who is or shall have been a member of the Board shall be indemnified and held harmless by the Company against and from any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him in connection with or resulting from any claim, action, suit, or proceeding to which he may be a party or in which he may be involved by reason of any action or failure to act under the Plan and against and from any and all amounts paid by him in satisfaction of judgment in any such action, suit, or proceeding against him. Such person shall give the Company an opportunity, at its own expense, to handle and defend the same before he undertakes to handle and defend it on his own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company's Articles of Incorporation or Bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless.

          8.7 Reliance on Reports. Each member of the Committee shall be fully justified in relying or acting in good faith upon any report made by the independent public accountants of the Company and upon any other information furnished in connection with the Plan by any person or persons other than himself. In no event shall any person who is or shall have been a member of the Committee be liable for any determination made or other action taken or any omission to act in reliance upon any such report or information or for any action taken, including the furnishing of information, or failure to act, if in good faith.

          8.8 Governing Law. To the extent that federal law shall not be held to have preempted local law, this Plan shall be governed by the laws of the State of Delaware. If any provision of the Plan shall be held invalid or unenforceable, the remaining provisions hereof shall continue in full force and effect.


          IN  WITNESS  WHEREOF, the Company  has caused  the  NRG
Generating (U.S.) Inc. 1997 Stock Option Plan to be executed by its duly authorized officer pursuant to resolutions of the Board to be effective as of the 1st day of May, 1997.


                    NRG Generating (U.S.) Inc.


                    By:   /s/ Timothy P. Hunstad
                          Timothy P. Hunstad
                    Vice President and Chief Financial Officer